Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma condensed financial statements give effect to the Company's asset purchase on June 22, 2015 of the XTRAC and VTRAC businesses from PhotoMedex, Inc. ("Asset Purchase").
The following unaudited pro forma condensed statements of operations for the year ended December 31, 2014 and the three months ended March 31, 2015 reflect the Asset Purchase as if the event had occurred as of January 1, 2014. The unaudited pro forma condensed balance sheet as of March 31, 2015 reflects the Asset Purchase as if it had occurred on March 31, 2015.
The unaudited pro forma condensed financial information should be read in conjunction with the historical financial statements and accompanying notes of MELA Sciences Inc., which are included in the Annual Report on Form 10-K of MELA Sciences for the year ended December 31, 2014. The unaudited pro forma condensed financial information for the XTRAC and VTRAC businesses should be read in conjunction with the historical combined carve-out financial statements and accompanying notes for the year ended December 31, 2014 as filed on Form 8-K on June 23, 2015. The assumptions and adjustments used are described in the accompanying notes to the unaudited pro forma condensed combined financial statements.
The Company allocated the Asset Purchase price using its best estimates of fair value. These estimates are based on the most recently available information. To the extent there are significant changes to the XTRAC and VTRAC businesses, the assumptions and estimates herein could change significantly. The allocation is dependent upon certain valuation and other studies that are not yet final. There can be no assurances that these final valuations will not result in material changes to the estimated allocation. The securities purchase and related financing are presented on the pro forma statements of operations as if they occurred on January 1, 2014. The warrant is accounted for as a derivative liability and marked to market each reporting period. For purposes of the pro forma statements, we assumed that the fair value remained the same with no change affecting the statements of operations for the periods presented.
The unaudited pro forma condensed financial statements are presented for informational purposes only and are not necessarily indicative of the results of operations that would have resulted had the asset purchase described above been consummated at the dates indicated, nor are they necessarily indicative of the results of operations which may be realized in the future. Furthermore, the Company expects to have reorganization and restructuring expenses as well as potential operating efficiencies as a result of the Asset Purchase. The pro forma financial data does not reflect these potential expenses and efficiencies. Furthermore, the pro forma condensed statements of operations do not include material nonrecurring charges for acquisition expenses for approximately $1 million and the related tax effects which result directly from the transaction. The unaudited pro forma condensed financial statements should be read in conjunction with the historical financial statements and the related notes of the Company and XTRAC and VTRAC Carve-out, both included in the periodic reports filed with the Securities and Exchange Commission.

MELA SCIENCES, INC.
Unaudited Pro Forma Condensed Balance Sheet
As of March 31, 2015
(In thousands)
	MELA Historical	XTRAC/VTRAC Businesses Historical	Pro Forma Adjustments			Pro Forma
ASSETS

Current assets:
Cash and cash equivalents	$8,233	$200	$42,500	(3a	)	$8,233
			(42,700)	(3b	)
Restricted cash	100	-	-			100
Accounts receivable, net	6	4,765	-			4,771
Inventories, net	5,188	2,467	-			7,655
Prepaid expenses and other current assets	350	627	584	(3c	)	1,561
Total current assets	13,877	8,059	384			22,320

Property and equipment, net	1,620	13,258	953	(3d	)	15,831
Intangible assets, net	35	-	17,000	(3d	)	17,035
Goodwill	-	-	7,748	(3d	)	7,748
Other assets	690	40	-			730

Total assets	$16,222	$21,357	$26,085			$63,664

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of notes payable and long term debt	$-	$57	$10,000	(3a	)	$7,099
			(2,958)	(3e	)
Warrant liability	1,834	-	2,958	(3e	)	4,792
Other current liabilities	2,051	4,150	584	(3c	)	6,785
Total current liabilities	3,885	4,207	10,584			18,676

Long-term liabilities:
Notes payable	-	11	-			11
Secured convertible debentures	4,707	-	32,500	(3a	)	9,907
			(27,300)	(3e	)
Other liabilities	87	140				227
Total liabilities	8,679	4,358	15,784			28,821

Stockholders' equity	7,543	16,999	(16,999)	(3d	)	34,843
			27,300	(3e	)

Total liabilities and stockholders' equity	$16,222	$21,357	$26,085			$63,664

MELA SCIENCES, INC.
Unaudited Pro Forma Condensed Statement of Operations
For the Three Months Ended March 31, 2015
(In thousands, except share and per share information)
	MELA Historical	XTRAC/VTRAC Businesses Historical	Pro Forma Adjustments			Pro Forma

Revenues	$81	$7,476	$-			$7,557

Cost of revenues	711	3,264	93	(3f	)	4,068

Gross profit (loss)	(630)	4,212	(93)			3,489

Operating expenses:
Selling, general and administrative	2,763	4,888	133	(3f	)	7,784

Engineering and product development	239	417	-			656
	3,002	5,305	133			8,440

Operating profit (loss)	(3,632)	(1,093)	(226)			(4,951)

Other income (loss):
Interest and other financing income (expense), net	(2,305)	5	(1,571)	(3g	)	(3,871)
Change in fair value of warrant liability	(1,335)	-	-			(1,335)

Net income (loss)	$(7,272)	$(1,088)	$(1,797)			$(10,157)

Net income (loss) per share:
Basic	$(1.12)					$(1.57)
Diluted	$(1.12)					$(1.57)

Shares used in computing net income (loss) per share:
Basic	6,471,906					6,471,906
Diluted	6,471,906					6,471,906

MELA SCIENCES, INC.
Unaudited Pro Forma Condensed Statement of Operations
For the Year Ended December 31, 2014
(In thousands, except share and per share information)
	MELA Historical	XTRAC/VTRAC Businesses Historical	Pro Forma Adjustments			Pro Forma

Revenues	$915	$30,582	$-			$31,497

Cost of revenues	4,935	12,155	373	(3f	)	17,463

Gross profit (loss)	(4,020)	18,427	(373)			14,034

Operating expenses:
Selling, general and administrative	10,961	17,000	532	(3f	)	28,493
Engineering and product development	1,641	1,266	-			2,907
	12,602	18,266	532			31,400

Operating profit (loss)	(16,622)	161	(905)			(17,366)

Other income (loss):
Interest and other financing income (expense), net	(2,206)	(15)	(10,163)	(3g	)	(12,384)
Registration rights liquidated damages	(3,420)	-	-			(3,420)
Change in the fair value of warrant liability	8,103	-	-			8,103

Net income (loss)	(14,145)	146	(11,068)			(25,067)

Deemed dividend related to beneficial conversion feature on convertible preferred stock	(1,887)	-	-			(1,887)

Net income (loss) attributable to common stockholders	$(16,032)	$146	$(11,068)			$(26,954)

Net income (loss) per share:
Basic	$(3.03)					$(5.09)
Diluted	$(3.03)					$(5.09)

Shares used in computing net income (loss) per share:
Basic	5,295,929					5,295,929
Diluted	5,295,929					5,295,929

NOTES TO THE UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS
1.	Asset Purchase of the XTRAC and VTRAC Businesses and Basis of Presentation
Asset Purchase
On June 22, 2014, MELA Sciences, Inc. ("the Company") entered into an asset purchase agreement (the "Asset Purchase Agreement") with PhotoMedex Inc. and PhotoMedex Technology, Inc. pursuant to which the Company has purchased the XTRAC and VTRAC laser businesses from PhotoMedex, Inc. (the "Asset Purchase") for $42.5 million in cash and assumed certain business-related liabilities. The purchased assets include all of the accounts receivable, inventory and fixed and intangible assets of the business.
On June 22, 2015, the Company entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") and related financing documents with entities affiliated with existing institutional investors in the Company providing for the issuance of $42.5 million aggregate principal amount (the "Financing") of senior secured notes (the "Notes"), senior secured convertible debentures (the "Debentures") and warrants (the "Warrants") to purchase 3.0 million shares of common stock at an exercise price of $0.75 per share. The Company sold $10.0 million aggregate principal amount of Notes bearing interest at 9% per year with a maturity date of the earlier of 30 days after the Company obtains stockholder approval of stock issuances under the Debentures and the Warrants or November 30, 2015. The Company also issued $32.5 million aggregate principal amount of Debentures that, subject to certain ownership limitations and stockholder approval conditions, will be convertible into approximately 43.3 million shares of Company common stock at an initial conversion price of $0.75 per share. The Debentures bear interest at the rate of 2.25% per year, and, unless previously converted, will mature on the five-year anniversary of the date of issuance. Under the terms of the Debentures and the Warrants, the issuances of shares of the common stock upon conversion of the Debentures and upon exercise of the Warrants are subject to stockholder approval of such issuances and an amendment to the Company's certificate of incorporation to increase the Company's authorized shares of common stock. Upon receipt of stockholder approval, the Company has also agreed to reprice outstanding warrants held by certain investors to reduce the exercise price to $0.75 per share. For a more detailed discussion of the financing transaction, see the Form S-3 Registration Statement filed with the Securities and Exchange Commission on July 22, 2015.
The Warrants issued in connection with the 9% Notes contain anti-dilution provisions that allow for downward exercise price adjustments in certain situations. These provisions require the Warrants to be accounted for as a derivative liability, at fair value. All changes in thethe fair value of the liability will be included in the statement of operations.

The proceeds of the Financing were used to pay the purchase price of the assets acquired under the Asset Purchase Agreement.
Basis of Presentation
In accordance with Article 11-02 of Regulation S-X, the objective of the pro forma financial information is to provide investors with information about the continuing impact of a particular transaction by illustrating how the asset purchase of the XTRAC and VTRAC businesses might have affected MELA Sciences historical financial statements if the transaction had been consummated at an earlier time.
The unaudited pro forma condensed balance sheet as of March 31, 2015 is presented as if the Asset Purchase had occurred on March 31, 2015. The unaudited pro forma condensed statements of operations for the three months ended March 31, 2015 and for the year ended December 31, 2014 are presented as if the Asset Purchase had occurred on January 1, 2014.
The preliminary allocation of the purchase price of the XTRAC and VTRAC businesses used in the unaudited pro forma condensed financial statements is based upon preliminary estimates. The estimates and assumptions are subject to change upon completion of the valuation of the XTRAC and VTRAC businesses' assets and liabilities. Upon completion of the valuation, we expect to make additional adjustments, and these valuations could change significantly from those used in the pro forma condensed combined financial statements.

The unaudited pro forma condensed consolidated financial information does not purport to be indicative of the financial position and results of operations that MELA Sciences will obtain in the future, or that MELA Sciences would have obtained if the acquisition of the XTRAC and VTRAC businesses had been consummated as of the dates indicated above. The pro forma adjustments are based upon currently available information and upon certain assumptions that MELA Sciences believes are reasonable. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical consolidated financial statements of MELA Sciences included in its annual reports on Form 10-K and quarterly reports on Form 10-Q and the consolidated financial statements of the XTRAC and VTRAC businesses.
2.	Purchase Price Allocation

The purchase price of XTRAC and VTRAC businesses was approximately $42,700 in consideration plus related liabilities. The purchase price will be allocated to tangible and intangible assets and liabilities based on an estimate of the fair value of the assets acquired and the liabilities assumed. The significant intangible assets to be recognized in the valuation are core and product technologies, tradenames and customer relationships. The estimated useful lives over which these assets will be amortized, utilizing the straight line method, are five years for core technologies and ten years for product technologies, tradenames and customer relationships. The following allocation (in thousands) of the aggregate fair value is preliminary and subject to adjustment based on the fair value of the assets acquired and the liabilities assumed. The Company estimated fair value of the intangibles and lasers placed in service was based on the income approach which estimated cash flow that utilize appropriate discount and capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known trends and specific market and economic conditions. The fair value of the Company's remaining fixed assets was estimated based on the cost approach which estimated the cost to replace.

Preliminary purchase price allocation:
Current assets	$ 8,059
Property, plant and equipment	14,211
Identifiable intangible assets	17,000
Goodwill	7,748
Other assets	40
Current liabilities	(4,150)
Note payable	(68)
Other long term liabilities	(140)

$ 42,700

3.	Pro forma adjustments (in thousands, except per share informationin thousands) (unaudited):
(3a)	Reflects the financing to fund the asset purchase.
(3b)	Cash paid for the assets purchased at acquisition date by the Company, which was funded from the financing.
(3c)
Adjustment to record the deferred debt costs of the financing utilized to finance the acquisition. The periodic amortization of such costs was included in interest expense, using the effective interest rate and was based on the term of the financing of 5 years.

(3d)	Adjustments to assets acquired and liabilities assumed based on preliminary fair value assessment which was based on application of income and cost approaches.
(3e)
To record the Warrants, which have a fair value of $2,958, as a separate instrument from the Notes and treat as a debt discount. The value was determined as of the acquisition date, using the binomial method, The key assumptions for the valuation were the Company's opening market price on the date the acquisition and related financing was announced of $1.38; a 5 year term for the warrant, with a down-round provision for the first year only; and probability factors on the potential for both the down round provision and shareholder vote each occurring. The Warrant will be adjusted to fair value as of each reporting period, using this binominal method.
To record the discount resulting from the beneficial conversion feature on the Debentures, with a value of $27,300. The beneficial conversion feature value was calculated as the difference resulting from subtracting the conversion price of $0.75 from $1.38, the opening market value of the Company's common stock on day following the date that the Debentures were issued, multiplied by the number of common shares into which the Debentures are convertible.

(3f)
Reflects incremental adjustment to depreciation and amortization for step-up in lasers placed-in-service and intangible assets. As a result, incremental depreciation of lasers placed-in-service is being charged on a straight line basis over the estimated average useful lives of the lasers placed-in-service of 4 years.
The estimated fair values of the core technologies of $5,900 and product technologies of $2,100 are amortized to cost of goods sold, as these intangibles relate to the manufacture of the lasers and lamp devices. Core technology has an estimated useful life of 5 years and product technology has an estimated useful life of 10 years.
The estimated fair values of the tradenames of $1,500 and customer relationships of $7,500 are amortized to selling expense, as these intangibles relate to the marketing and selling of the lasers and lamp devices. These intangibles have an estimated useful life of 10 years each.

(3g)
Reflects an increase in interest expense associated with the Debentures and Notes. The pro forma interest expense is reflected as if the financing occurred on January 1, 2014. A portion of the expense is attributable to the payment of the 2.25% coupon rate on the Debentures and 9% interest rate on the Notes. The other portion is attributable to the amortization of the discounts against the Note and the Debentures, resulting from ascribing values to the warrants and beneficial conversion feature, and deferred financing costs, expensed on an effective interest rate basis. The Note, and the related warrant discount, have an effective maturity term of 5 months so the discount is amortized in the year ended December 31, 2014 in the presentation.
The warrant liability was valued as of the acquisition date using the binomial method. For purposes of the pro forma statements, it was assumed no change in the fair value for the periods presented.